Exhibit 23.1

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement and Prospectus on Form S-3 of Genasys, Inc. of our report dated December 7, 2023, relating to the consolidated financial statements of Genasys Inc. as of and for the year ended September 30, 2023 appearing in the Annual Report on Form 10-K of Genasys, Inc.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement and Prospectus.

/s/ BAKER TILLY US, LLP

San Diego, California

June 12, 2024